UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

CEDAR SHOPPING CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-31817 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue
Port Washington, New York 11050
(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2011, Bruce J. Schanzer was appointed by the Board of Directors of the Company as a director of the Company to serve until the next annual meeting of stockholders.  Mr. Schanzer was elected to fill the vacancy created by the resignation of Leo S. Ullman.  Information about Mr. Schanzer required to be disclosed under this item is contained in the Company’s Current Report on Form 8-K reporting on an event that occurred June 1, 2011.

The Board of Directors determined to separate the positions of Chairman of the Board and Chief Executive Officer of the Company and to make the Chairman of the  Board  a non-executive position.  Roger M. Widmann was appointed as Chairman of the Board.  As the result, the position of Lead Director was eliminated.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On June 15, 2011, the Board of Directors of the Company amended Sections 5.04 and 5.05 of the Company’s Bylaws to change the functions of the Chairman of the Board to eliminate his role as Chief Executive Officer and to provide that the President will be the Chief Executive Officer.

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)           On June 15, 2011, Cedar Shopping Centers, Inc. held an annual meeting of stockholders.

(b)           At the meeting, stockholders voted on the election of directors, the authorization of the amendment of the 2004 Stock Incentive Plan, approval (non-binding) of executive compensation,  approval (non-binding) of frequency of advisory vote on executive compensation and the approval of appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011.  A total of 63,591,980 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting, in person or by proxy, representing approximately 94% of the outstanding stock entitled to vote at such meeting.  All nominees were elected, the amendment of the 2004 Stock Incentive Plan was approved, executive compensation was approved, a one-year frequency for executive compensation was approved and the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved.  At a meeting of the Board of Directors held immediately after the annual meeting of stockholders, the Board considered the results of the vote on the frequency of an advisory vote to approve executive compensation.  The Board had recommended an advisory vote once every year and more than 80% of the votes cast approved the advisory vote once every year.  After due deliberation, the Board determined to follow the decision of the majority vote and to hold the advisory vote on executive compensation once every year.  The results of the meeting were as follows:

	For	Withheld/ Against	Abstain	Broker Non-Votes

1. Directors

James J. Burns	53,064,487.41	5,581,973.40	72,852.40	4,872,667.00
Raghunath Davloor	55,762,182.41	2,883,279.40	73,852.40	4,872,666.00
Richard Homburg	32,380,967.41	26,264,393.40	73,952.40	4,872,667.00
Pamela N. Hootkin	53,063,046.41	5,583,114.40	73,152.40	4,872,667.00
Paul G. Kirk, Jr.	57,328,601.41	1,317,258.40	73,552.40	4,872,668.00
Everett B. Miller, III	53,062,626.41	5,582,070.40	74,616.40	4,872,667.00
Leo S. Ullman*	56,156,078.41	2,518,772.40	44,461.40	4,872,668.00
Roger M. Widmann	52,395,713.41	6,279,713.40	43,885.40	4,872,668.00

	For	Withheld/ Against	Abstain	Broker Non-Votes

2. Approval of the amendment to 2004 Stock Incentive Plan	49,312,558.79	9,361,345.02	45,406.40	4,872,670.00

	For	Withheld/ Against	Abstain	Broker Non-Votes

3. Approval (non-binding) of executive compensation	36,967,190.55	21,631,385.26	120,734.40	4,872,670.00

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes

4. Approval (non-binding) of frequency of advisory vote on executive compensation	53,213,018.28	45,166.14	5,331,511.22	129,617.56	4,872,667.00

	For	Withheld/ Against	Abstain	Broker Non-Votes

5. Appointment of Ernst & Young LLP as independent registered public accounting firm	63,187,170.81	339,160.00	65,649.40	0.00

__________________
*Mr. Ullman resigned as a director effective after the annual meeting of stockholders.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2011

CEDAR SHOPPING CENTERS, INC.

By:	/s/ Brenda J. Walker
Brenda J .Walker
Vice President

Exhibit Index

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws